UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 22, 2021
ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value of $0.01	OKE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed in a Current Report on Form 8-K filed on May 26, 2021 (the “8-K”), Pierce H. Norton II has been elected the President and Chief Executive Officer of ONEOK, Inc. (the “Company” or “ONEOK”), effective June 28, 2021. On June 22, 2021, subsequent to filing of the 8-K, the Company’s Board of Directors finalized and approved the terms of Mr. Norton’s compensation.

Mr. Norton will receive a base salary of $835,000 per year. He will be eligible for a short-term incentive award under the Company’s Annual Officer Incentive Plan (the “AOIP”) with a target of 125% of his base salary. He will receive a prorated payout of this award for 2021 based on his date of hire unless his previous employer does not provide a prorated payout for 2021 under its short-term incentive plan, in which case Mr. Norton will receive the full payout of this award for 2021 from ONEOK without proration. On his date of hire, Mr. Norton will also be granted a long-term incentive award under the Company’s Equity Incentive Plan (the “EIP”) of the number of units equal to $3,750,000 divided by the closing price of the Company’s common stock on June 28, 2021 (the “Closing Price”), consisting of 20% restricted stock units vesting on June 28, 2024, and 80% performance stock units, which are subject to the achievement of the Company’s performance goals over the performance period ending February 17, 2024. The amount of the long-term incentive award was not prorated for Mr. Norton’s start date, in part to compensate him for the forfeiture of his 2021 long-term incentive award from his previous employer. Mr. Norton will be given credit for his prior service with the Company, making him eligible to receive a prorated portion of his short-term incentive awards under the AOIP and long-term incentive awards under the EIP in the event of retirement prior to completion of the applicable service or performance period. In addition, in consideration of Mr. Norton’s forfeiture of certain stock awards in connection with his departure from his previous employer, he will also receive a long-term incentive award of restricted stock units, which would not be eligible for a prorated payout upon retirement prior to completion of the applicable service period, equal to $1,321,057 divided by the Closing Price, half of which vest on June 28, 2023, and half of which vest on June 28, 2024.

Mr. Norton is eligible to participate in all benefit and retirement plans made available to executives of the Company, as described under the “Executive Compensation Discussion and Analysis” on pages 48 through 75 of the Company’s Proxy Statement relating to its 2021 Annual Meeting of Shareholders, as filed with the United States Securities and Exchange Commission on April 7, 2021 (and such descriptions are incorporated herein by this reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	June 28, 2021	By:	/s/ Walter S. Hulse III
Walter S. Hulse III Chief Financial Officer, Treasurer and Executive Vice President, Strategy and Corporate Affairs

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